FIRST  AMENDMENT TO
                         CONNECTICUT NATURAL GAS CORPORATION
                              OFFICERS' RETIREMENT PLAN


               THIS AMENDMENT made this 21st day of June, 1999, by CONNECTICUT NATURAL GAS CORPORATION (the "Corporation"), for the purpose of amending its Officers' Retirement Plan,


                                W I T N E S S E T H :

               WHEREAS, by written plan instrument dated May 17, 1999, the Corporation amended and restated the Connecticut Natural Gas Corporation Officers' Retirement Plan (the "Plan"), effective March 1, 1999; and

               WHEREAS, the Corporation wishes to amend the Plan in the particulars set forth below;

               NOW, THEREFORE, the Corporation hereby amends the Plan as follows:

               1. The heading to Section 3.2 is amended to read as follows:

                    "RETIREMENT AT OR AFTER AGE SIXTY; OR AT OR AFTER AGE FIFTY-FIVE WITH AT LEAST TEN YEARS OF CONTINUOUS SERVICE."

               2. The following paragraph is added to Section 3.2 at the end thereof:

                    "Effective May 25, 1999, a Participant who terminates,
               for any reason other than death, from the employment of the Employers on or after May 25, 1999, and also on or after attaining age fifty-five (55) and completing at least ten
               (10) Years of Continuous Service, as that term is defined under the Connecticut Natural Gas Corporation Pension Plan, but prior to age sixty (60), shall also be entitled to a benefit hereunder. Such benefit shall be determined in accordance with the provisions of this Section 3.2; provided, however, that if the benefit is determined under paragraph (i) of Section 3.2, the amount otherwise determined thereunder (after taking into account all reductions under subparagraphs (a), (b) and (c) thereof, with the offsets under subparagraphs (a) and (b) to be calculated as if the benefits described therein commence at age sixty (60), and also after taking into account any reduction under Section 3.5 for less than 15 Years of Service) shall be further reduced by three percent (3%) per year for each year prior to age sixty (60), in a manner consistent with the methodology currently utilized under the Connecticut Natural Gas Corporation Pension Plan. The amount so reduced shall be compared to the benefit provided under paragraph (ii) of Section 3.2, and the Participant shall be entitled to the greater of the two benefits. Any benefit referred to in this paragraph shall be determined without regard to the provisions of any applicable "qualified domestic relations order" as defined in Section 414(p) of the Internal Revenue Code."

               3. Paragraph (b) of Section 5.7 is amended to read as follows:

               "(b) If a Change of Control has occurred, then each Participant who is participating in this Plan shall be considered to be fully vested under the Plan even if the Participant ceases to be an officer or terminates employment with the Employers, voluntarily or involuntarily, prior to attainment of age sixty
          (60), or prior to attainment of age fifty-five (55) and completion of at least ten (10) Years of Continuous Service. In the event a Participant who becomes fully vested in accordance with the preceding sentence terminates employment prior to attainment of age sixty (60), or prior to attainment of age fifty-five (55) and completion of at least ten (10) Years of Continuous Service, benefits shall be determined as provided in
          Section 3.2 (as amended hereunder) even though the Participant is not then age sixty (60), or age fifty-five (55) with at least ten
          (10) Years of Continuous Service as the case may be; however, benefits shall not commence until the Participant attains age sixty (60) or, if the Participant completed at least ten (10) Years of Continuous Service, age fifty-five (55); and any offsets to the benefits provided hereunder for benefits provided under any defined benefit pension programs shall be calculated in accordance with the principles set forth in Section 3.2 (as amended hereunder). If following a Change of Control the Participant ceases to be an officer or terminates employment, voluntarily or involuntarily, and thereafter dies prior to commencement of benefits hereunder and prior to attainment of age sixty (60), and is survived by a spouse to whom he/she was married for at least one (1) year at the time of death, then benefits shall be payable to such surviving spouse in accordance with the provisions of Section 4.1(i) hereof, even though such Participant is not then an officer or employed by an Employer; provided that if any survivor annuity benefits are payable under any defined benefit pension programs referenced in said Section 4.1(i), but such benefits do not commence at the time of the officer's death, then the value of such future benefits shall offset the benefits otherwise provided on an Actuarially Equivalent basis."

               4. Except as hereinabove modified and amended, the Plan shall remain in full force and effect.

               5.   This Amendment is effective as of May 25, 1999.

               Executed at Hartford, Connecticut on the day and year first above written.

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          ATTEST:                          CONNECTICUT NATURAL GAS
                                           CORPORATION


          S/ Jeffrey A. Hall  6/21/99      By S/ Jean S. McCarthy
          ---------------------------      --------------------------------
                                           Its Vice President Human Resources















































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